OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
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                            NEW YORK, NEW YORK 10022
                           TELEPHONE : (212) 753-7200



                                                     June 12, 1998






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      American Pacific Corporation -
                           Registration Statement on Form S-4

Ladies and Gentlemen:

                  Reference is made to the above-referenced Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission by American Pacific Corporation (the "Company") on the date hereof, and the prospectus forming a part thereof (the "Prospectus"). The Registration Statement relates to an offer with respect to the exchange (the "Exchange Offer") of outstanding 9 1/4% Senior Notes due 2005 (the "Old Notes") of the Company for 9 1/4% Senior Notes due 2005 of the Company (the "New Notes" and together with the Old Notes, the "Notes"). The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except that the offer and sale of the New Notes will have been registered under the Securities Act of 1933, as amended.

                  We  advise  you  that we have  examined  originals  or  copies certified or otherwise identified to our satisfaction of the Restated Certificate of Incorporation and By-laws of the Company, each as amended to date, corporate proceedings of the Company, the Indenture dated as of March 1, 1998, by and among the Company and United States Trust Company of New York, as Trustee, relating to the Notes and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as

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Securities and Exchange Commission
June 12, 1998
Page -2-


originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the New Notes, upon issuance in accordance with the terms of the Exchange Offer, will have been duly and validly issued, and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited or affected by (i) applicable bankruptcy, insolvency, moratorium or other similar laws affecting generally the rights of creditors, now or hereafter in effect, and (ii) the fact that equitable remedies or relief (including but not limited to the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

                  Our opinion with respect to the United States federal income tax consequences of the exchange of the New Notes for the Old Notes is set forth in full under the caption "United States Federal Income Tax Considerations" in the Prospectus.

                  We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than those of the State of New York and the federal laws of the United States of America.

                  We advise you that Mr. Victor M. Rosenzweig, a Director of the Company, is a member of this firm, owns shares of common stock, and holds options to purchase common stock, of the Company.

                  We consent to the reference to this firm under the captions "Legal Matters" and "United States Federal Income Tax Considerations" in the Prospectus, and to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,



                                      /s/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                      ------------------------------------------
                                          OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP